June 25, 1996

SFX Broadcasting, Inc.
150 East 58th Street, 19th Floor
New York, New York 10155

Ladies and Gentlemen:

We have acted as counsel to SFX Broadcasting, Inc., a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement"), relating to 2,990,000 shares of 6-1/2% Series D Cumulative Convertible Exchangeable Preferred Stock due May 31, 2007 (the "Series D Preferred Stock"), $149,500,000 in aggregate principal amount of 6-1/2% Convertible Subordinated Exchange Notes due 2007 (the "Exchange Notes") and 3,285,113 shares of Class A Common Stock with a par value of $.01 per share (the "Class A Common Stock") of the Company.

We have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of officer of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis of the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

Based upon the foregoing, we are of the opinion, subject to compliance with applicable state securities and "blue sky" laws, that:

1. The Series D Preferred Stock is legally issued, fully-paid and nonassessable.

2. Assuming due execution and delivery of the Exchange Note Indenture (as defined in the Registration Statement) by the Company and the Trustee appointed thereunder, the Exchange Note Indenture will be the binding obligation of the Company (assuming it is a binding obligation of the Trustee thereunder), except to the extent that: (i) the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity whether asserted in an action at law or in equity; and (ii) rights to indemnity and contribution thereunder may be limited by state or federal securities laws;







SFX Broadcasting, Inc.
June 25, 1996
Page 2

3. Assuming due execution and delivery of the Exchange Note Indenture by the Company and the Trustee appointed thereunder (assuming the Exchange Note Indenture is a binding obligation of the Trustee), the due authentication by the Trustee and the due execution and delivery by the Company, and the issuance of the Exchange Notes under the Exchange Note Indenture, all as described in the Registration Statement, the Exchange Notes, when duly executed, authenticated, issued and delivered in exchange for outstanding shares of Series D Preferred Stock, will be the binding obligations of the Company, except to the extent that: (i) the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity whether asserted in an action at law or in equity; and (ii) rights to indemnity and contribution thereunder may be limited by state or federal securities laws.

4. Assuming there are an adequate number of shares of Class A Common Stock duly reserved for issuance at and after the time shares of Class A Common Stock are issued on conversion of the Series D Preferred Stock or the Exchange Notes in accordance with the provisions thereof and of the proposed Exchange Note Indenture, such shares of Class A Common Stock will be legally issued, fully-paid and nonassessable.

We express no opinion as to whether the execution and delivery of the Exchange
Note Indenture, or the issuance of Exchange Notes thereunder, would conflict with any agreement binding on the Company at the time of such execution or issuance.

We hereby consent to the use of our opinion, as herein set forth, as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

                                        Very truly yours,

                                        /s/ BAKER & McKENZIE

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